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CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated May 1, 1998, relating to the financial statements of Pro-Mix, Inc., included in Amendment No. 3 to the Registration Statement (Form S-4 No. 333-46235) of Production Resource Group, L.L.C. for the registration of $100,000,000 of its 11.5% Senior Subordinated Notes due 2008.

                                              /s/ Band, Rosenbaum & Martin P.C.
                                              ---------------------------------
New Rochelle, New York                        Band, Rosenbaum & Martin P.C.
May 20, 1998